Exhibit 99
Colgate Announces 1st Quarter 2025 Results

•Net sales decreased 3.1%; Organic sales* increased 1.4%, including a 0.4% negative impact from lower private label pet volume; foreign exchange was a 4.4% headwind to net sales
•GAAP EPS increased 2% to $0.85; Base Business EPS* increased 6% to $0.91
•GAAP Gross profit margin and Base Business Gross profit margin* increased 80 basis points to 60.8%
•Net cash provided by operations was $600 million for the first three months of 2025
•Colgate’s leadership in toothpaste continued with its global market share at 40.9% year to date
•Colgate’s leadership in manual toothbrushes continued with its global market share at 31.9% year to date
•The Company updated its financial guidance for full year 2025

First Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2025	2024	Change
Net Sales	$4,911	$5,065	-3.1%
EPS (diluted)	$0.85	$0.83	+2%

First Quarter Total Company Results (Base Business - Non-GAAP)*
	2025	2024	Change
Organic Sales Growth			+1.4%
Base Business EPS (diluted)	$0.91	$0.86	+6%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” and “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, April 25, 2025…Colgate-Palmolive Company (NYSE:CL) today reported results for first quarter 2025. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business first quarter results, “Colgate-Palmolive people delivered another quarter of organic sales and earnings per share growth in the face of very difficult market conditions worldwide. The positive organic sales growth, in a period of slowing category growth in many markets, is a testament to the strength of our brands and our commitment to executing against our strategy.

“Our focus on building flexibility into our P&L enabled us to deliver year-over-year growth in operating profit, net income and earnings per share despite the volatile operating environment. The leverage in our P&L also funded a 30 basis point increase in advertising to 13.6% to sales, as we continue to invest to drive brand health and increase household penetration.

“As we look ahead, uncertainty and volatility in global markets, including the impact of tariffs, remain challenging. We are confident in our strategy and will continue to execute with focus and agility to mitigate these factors and achieve our revised 2025 financial targets.”

Full Year 2025 Guidance
Based on current spot rates and including the estimated impact of tariffs announced and in effect as of April 24, 2025:
•The Company now expects net sales to be up low single digits, including a low-single-digit negative impact from foreign exchange.
•The Company now expects organic sales growth to be 2% to 4%.
•On a GAAP basis, the Company now expects both gross profit margin and advertising investment to be roughly flat as a percentage of net sales, and earnings per share to be up low single digits.
•On a non-GAAP (Base Business) basis, the Company now expects both gross profit margin and advertising to be roughly flat as a percentage of net sales, and earnings per share to be up low single digits.

Divisional Performance
See attached "Table 5 - Geographic Sales Analysis Percentage Changes" and "Table 4 - Segment Information" for additional information on net sales and operating profit by division.

First Quarter Sales Growth By Division (% change 1Q 2025 vs. 1Q 2024 except % of Total Company Sales)
	% of Total Company Sales	Net Sales	Organic Sales*	Volume	Pricing	FX
North America(1)	20%	-3.6%	-3.0%	-2.3%	-0.7%	-0.6%
Latin America	23%	-8.7%	+4.0%	+2.7%	+1.2%	-12.7%
Europe(1)	14%	+2.5%	+5.4%	+3.0%	+2.4%	-2.9%
Asia Pacific	14%	-5.0%	-3.1%	-3.4%	+0.4%	-1.9%
Africa/Eurasia	6%	-1.5%	+1.8%	-2.3%	+4.1%	-3.4%
Hill's	23%	+1.5%	+2.9%	-0.3%	+3.2%	-1.4%

Total Company	100%	-3.1%	+1.4%	-0.1%	+1.5%	-4.4%
Note: Table may not sum due to rounding.
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024. The results of the skin health business previously reported within the Europe reportable operating segment are reported with the other skin health businesses in the North America reportable operating segment. Recast historical geographic segment information can be found on the Company's website.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

First Quarter Operating Profit By Division ($ in millions)
	1Q 2025	% Change vs 1Q 2024	% to Net Sales	Change in basis points vs 1Q 2024 % to Net Sales
North America(1)	$196	-8%	19.6%	-100
Latin America	$348	-14%	30.4%	-190
Europe(1)	$172	12%	24.9%	+220
Asia Pacific	$198	-4%	28.7%	+20
Africa/Eurasia	$57	-14%	21.0%	-290
Hill's	$258	30%	23.1%	+510

Total Company, As Reported	$1,076	3%	21.9%	+120
Total Company, Base Business*	$1,091	1%	22.2%	+80
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Prepared Materials and Webcast Information
At approximately 7:00 a.m. ET today, Colgate will post its prepared materials regarding first quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, Colgate will host a conference call regarding first quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, Lady Speed Stick, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Murphy, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting sustainability and community wellbeing, including its achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached approximately 1.8 billion children and their families since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E
Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).
Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements
This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of tariffs, the impact of geopolitical conflicts and tensions, such as the war in Ukraine, the conflict in the Middle East, tensions between China and Taiwan and global trade relations, cost reduction plans, tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges related to the ERISA litigation matter and the 2022 Global Productivity Initiative.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three months ended March 31, 2025 versus 2024 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin,

Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three months ended March 31, 2025 and 2024 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the three months ended March 31, 2025 and 2024 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for first quarter results.)

Contacts
Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025	2024

Net sales	$4,911	$5,065

Cost of sales	1,924	2,026

Gross profit	2,987	3,039

Gross profit margin	60.8%	60.0%

Selling, general and administrative expenses	1,898	1,916

Other (income) expense, net	13	76

Operating profit	1,076	1,047

Operating profit margin	21.9%	20.7%

Non-service related postretirement costs	72	22

Interest expense	66	73

Interest income	15	15

Income before income taxes	953	967

Provision for income taxes	227	238

Effective tax rate	23.7%	24.6%

Net income including noncontrolling interests	726	729

Less: Net income attributable to noncontrolling interests	36	46

Net income attributable to Colgate-Palmolive Company	$690	$683

Earnings per common share
Basic	$0.85	$0.83
Diluted	$0.85	$0.83

Supplemental Income Statement Information
Average common shares outstanding
Basic	812.0	822.8
Diluted	815.0	825.9

Advertising	$668	$672

			Table 2
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of March 31, 2025, December 31, 2024 and March 31, 2024

(Dollars in Millions) (Unaudited)

	March 31,	December 31,	March 31,
	2025	2024	2024
Cash and cash equivalents	$1,112	$1,096	$1,079
Receivables, net	1,725	1,521	1,813
Inventories	2,125	1,987	1,914
Other current assets	852	713	834
Property, plant and equipment, net	4,416	4,422	4,497
Goodwill	3,334	3,272	3,341
Other intangible assets, net	1,782	1,756	1,837
Other assets	1,301	1,279	1,256
Total assets	$16,647	$16,046	$16,571

Total debt	$8,269	$7,949	$8,689
Other current liabilities	5,163	5,099	4,776
Other non-current liabilities	2,482	2,454	2,489
Total liabilities	15,914	15,502	15,954
Total Colgate-Palmolive Company shareholders’ equity	363	212	230
Noncontrolling interests	370	332	387
Total liabilities and equity	$16,647	$16,046	$16,571

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,958	$6,693	$7,379
Working capital % of sales	(3.3)%	(5.2)%	(2.2)%

Note:
(1) Marketable securities of $199, $160 and $231 as of March 31, 2025, December 31, 2024 and March 31, 2024, respectively, are included in Other current assets.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2025 and 2024

(Dollars in Millions) (Unaudited)

	2025	2024
Operating Activities
Net income including noncontrolling interests	$726	$729
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	148	150
ERISA litigation matter	65	—
Restructuring and termination benefits, net of cash	(7)	30
Stock-based compensation expense	23	19
Deferred income taxes	(24)	12
Cash effects of changes in:
Receivables	(174)	(252)
Inventories	(86)	11
Accounts payable and other accruals	(57)	8
Other non-current assets and liabilities	(14)	(26)
Net cash provided by (used in) operations	600	681

Investing Activities
Capital expenditures	(124)	(126)
Purchases of marketable securities and investments	(134)	(139)
Proceeds from sale of marketable securities and investments	97	78
Other investing activities	2	(6)
Net cash provided by (used in) investing activities	(159)	(193)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	164	728
Principal payments on debt	(4)	(500)
Proceeds from issuance of debt	—	1
Dividends paid	(406)	(394)
Purchases of treasury shares	(284)	(509)
Proceeds from exercise of stock options	40	336
Other financing activities	32	(23)
Net cash provided by (used in) financing activities	(458)	(361)

Effect of exchange rate changes on Cash and cash equivalents	33	(14)
Net increase (decrease) in Cash and cash equivalents	16	113
Cash and cash equivalents at beginning of the period	1,096	966
Cash and cash equivalents at end of the period	$1,112	$1,079
Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$600	$681
Less: Capital expenditures	(124)	(126)
Free cash flow before dividends	$476	$555

Income taxes paid	$139	$150
Interest paid	$109	$123

		Table 4
Colgate-Palmolive Company

Segment Information

For the Three Months Ended March 31, 2025 and 2024

(Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Net Sales
Oral, Personal and Home Care

North America(1)	$998	$1,035
Latin America	1,143	1,253
Europe(1)	690	673
Asia Pacific	690	727
Africa/Eurasia	271	276

Total Oral, Personal and Home Care	3,792	3,963

Pet Nutrition	1,118	1,102

Total Net Sales	$4,911	$5,065

	Three Months Ended March 31,
	2025	2024
Operating Profit
Oral, Personal and Home Care

North America(1)	$196	$214
Latin America	348	405
Europe(1)	172	153
Asia Pacific	198	207
Africa/Eurasia	57	66

Total Oral, Personal and Home Care	971	1,044

Pet Nutrition	258	199
Corporate(2)	(153)	(196)

Total Operating Profit	$1,076	$1,047

Tables may not sum due to rounding.

Notes:
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
(2) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended March 31, 2025 included charges related to the ERISA litigation matter of $15.

Corporate Operating profit (loss) for the three months ended March 31, 2024 included charges resulting from the 2022 Global Productivity Initiative of $36.

Table 5
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended March 31, 2025 vs. 2024

(Unaudited)

			COMPONENTS OF SALES CHANGE

				Pricing
				Coupons
	Sales			Consumer &
	Change	Organic		Trade	Foreign
Region	As Reported	Sales Change	Volume	Incentives	Exchange

Total Company	(3.1)%	1.4%	(0.1)%	1.5%	(4.4)%

North America(1)	(3.6)%	(3.0)%	(2.3)%	(0.7)%	(0.6)%

Latin America	(8.7)%	4.0%	2.7%	1.2%	(12.7)%

Europe(1)	2.5%	5.4%	3.0%	2.4%	(2.9)%

Asia Pacific	(5.0)%	(3.1)%	(3.4)%	0.4%	(1.9)%

Africa/Eurasia	(1.5)%	1.8%	(2.3)%	4.1%	(3.4)%

Total CP Products	(4.3)%	1.0%	—%	1.0%	(5.3)%

Hill’s	1.5%	2.9%	(0.3)%	3.2%	(1.4)%

Emerging Markets(2)	(6.2)%	1.7%	0.2%	1.4%	(7.9)%

Developed Markets	(0.4)%	1.1%	(0.4)%	1.5%	(1.5)%

Table may not sum due to rounding.

Notes:
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 6
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2025	2024
Selling, general and administrative expenses, GAAP	$1,898	$1,916
ERISA litigation matter	(15)	—
2022 Global Productivity Initiative	—	(1)
Selling, general and administrative expenses, non-GAAP	$1,883	$1,915

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2025	2024	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	38.6%	37.8%	80
ERISA litigation matter	(0.3)%	—%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	38.3%	37.8%	50

Other (Income) Expense, Net	2025	2024
Other (income) expense, net, GAAP	$13	$76
2022 Global Productivity Initiative	—	(35)
Other (income) expense, net, non-GAAP	$13	$41

Operating Profit	2025	2024	% Change
Operating profit, GAAP	$1,076	$1,047	3%
ERISA litigation matter	15	—
2022 Global Productivity Initiative	—	36
Operating profit, non-GAAP	$1,091	$1,083	1%

			Basis Point
Operating Profit Margin	2025	2024	Change
Operating profit margin, GAAP	21.9%	20.7%	120
ERISA litigation matter	0.3%	—%
2022 Global Productivity Initiative	—%	0.7%
Operating profit margin, non-GAAP	22.2%	21.4%	80

Non-Service Related Postretirement Costs	2025	2024
Non-service related postretirement costs, GAAP	$72	$22
ERISA litigation matter	(50)	—
Non-service related postretirement costs, non-GAAP	$22	$22

Table 6

Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$953	$227	$726	$36	$690	23.7%	$0.85
ERISA litigation matter	65	12	53	—	53	(0.3)%	0.06
Non-GAAP	$1,018	$239	$779	$36	$743	23.4%	$0.91

	2024
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$967	$238	$729	$46	$683	24.6%	$0.83
2022 Global Productivity Initiative	36	6	30	—	30	(0.3)%	0.03
Non-GAAP	$1,003	$244	$759	$46	$713	24.3%	$0.86

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.